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                               PURCHASE AGREEMENT
                                 with respect to
                            SERIES B PREFERRED UNITS

                                  by and among

                              DISCOVERY ZONE, INC.,

                                       and

                            BIRCH ACQUISITION L.L.C.,

                                       and

                               DZ INVESTORS L.L.C.

                                       and

                            JEFFERIES & COMPANY, INC.

                            Dated as of July 13, 1998


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
                                TABLE OF CONTENTS

                                                                           Page

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1.  Definitions.................................................. 1

                                   ARTICLE II.

             PURCHASE AND SALE OF SERIES B PREFERRED UNITS; CLOSING

SECTION 2.1.  Authorization; Purchase and Sale of Series B Preferred Units;
              Closing......................................................10

                                  ARTICLE III.

                            CONDITIONS TO THE CLOSING

SECTION 3.1.  Conditions to Obligations of the Purchasers..................11
SECTION 3.2.  Conditions to Obligations of the Company.....................13

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1.  Organization and Qualification; Subsidiaries.................15
SECTION 4.2.  Charter of Incorporation and By-Laws.........................15
SECTION 4.3.  Capitalization...............................................15
SECTION 4.4.  Authority....................................................17
SECTION 4.5.  No Conflict; Required Filings and Consents; Certain Rights...17
SECTION 4.6.  Preferred Stock; Warrants....................................18
SECTION 4.7.  Compliance with Laws.........................................19
SECTION 4.8.  Governmental Consents and Approvals..........................19
SECTION 4.9.  Financial Statements; Financial Projections..................19
SECTION 4.10.  Absence of Undisclosed Liabilities..........................20
SECTION 4.11.  Absence of Certain Changes, Events and Conditions;
               Conduct in the Ordinary Course..............................20
SECTION 4.12.  Employee Benefit Matters....................................22
SECTION 4.13.  Real Property...............................................24
SECTION 4.14.  Tangible Personal Property..................................25
SECTION 4.15.  Intellectual Property.......................................25
SECTION 4.16.  Environmental Matters.......................................28
SECTION 4.17.  Litigation..................................................29


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                                     - ii -

                                                                          Page

SECTION 4.18.  Insurance...................................................29
SECTION 4.19.  Material Contracts..........................................29
SECTION 4.20.  Licenses and Permits........................................30
SECTION 4.21.  Labor Matters...............................................30
SECTION 4.22.  Taxes.......................................................30
SECTION 4.23.  Private Offering............................................31
SECTION 4.24.  Brokers.....................................................31
SECTION 4.25.  Accuracy of Information.....................................31

                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 5.1.  Organization.................................................32
SECTION 5.2.  Authority....................................................32
SECTION 5.3.  No Conflict; Required Filings and Consents...................32
SECTION 5.4.  Funds........................................................33
SECTION 5.5.  Investment Purpose...........................................33
SECTION 5.8.  Brokers......................................................34

                                   ARTICLE VI.

                                 INDEMNIFICATION

SECTION 6.1.  Survival of Representations and Warranties...................34
SECTION 6.2.  Indemnification by the Company...............................34
SECTION 6.3.  Indemnification by the Purchasers............................35
SECTION 6.4.  Materiality..................................................35
SECTION 6.5.  Time Period; Dollar Threshold................................35
SECTION 6.6.  Notice and Defense...........................................35

                                  ARTICLE VII.

                   COVENANTS OF THE COMPANY AND THE PURCHASERS

SECTION 7.1.  Legends......................................................36
SECTION 7.2.  Resale of Stock..............................................36
SECTION 7.3.  Drag-Along Right.............................................37
SECTION 7.4.  Tag-Along Rights.............................................38
SECTION 7.5.  Reporting and Information....................................38
SECTION 7.6.  Fees and Expenses............................................40



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                                     - iii -

                                                                         Page

                                  ARTICLE VIII.

                               REGISTRATION RIGHTS

SECTION 8.1.  Definitions..................................................40
SECTION 8.2.  Demand Registration..........................................41
SECTION 8.3.  Piggyback Registration.......................................43
SECTION 8.4.  Expenses of Registration.....................................44
SECTION 8.5.  Procedures...................................................44
SECTION 8.6.  Indemnification..............................................45
SECTION 8.7.  Information by the Purchasers................................47
SECTION 8.8.  Rule 144 Reporting...........................................47
SECTION 8.9.  "Market Stand-off" Agreement.................................48
SECTION 8.10.  Termination.................................................48
SECTION 8.11.  Suspension of Sales.........................................48

                                   ARTICLE IX.

                              AMENDMENT AND WAIVER

SECTION 9.1.  Amendment....................................................49
SECTION 9.2.  Waiver.......................................................49

                                   ARTICLE X.

                               GENERAL PROVISIONS

SECTION 10.1.  Notices.....................................................49
SECTION 10.2.  Entire Agreement; Assignment................................51
SECTION 10.3.  Parties in Interest.........................................51
SECTION 10.4.  Governing Law...............................................51
SECTION 10.5.  Jurisdiction, Etc...........................................51
SECTION 10.6.  Headings....................................................52
SECTION 10.7.  Counterparts................................................52
SECTION 10.8.  Termination.................................................52

EXHIBIT A   --       Certificate of Designations of Series B Junior Cumulative
                     Preferred Stock of Discovery Zone, Inc.

EXHIBIT B   --       Form of Series B Junior Preferred Warrant Agreement

                  PURCHASE AGREEMENT (this "Agreement"), dated as of July 13, 1998, by and among DISCOVERY ZONE, INC., a Delaware corporation (the "Company"), BIRCH ACQUISITION L.L.C., a New York limited liability company ("Birch Acquisition"), JEFFERIES & COMPANY, INC. ("Jefferies") and DZ Investors L.L.C. ("DZ Investors" and, together with BIRCH HOLDINGS and DZ Investors, the "Purchasers" and, each individually, a "Purchaser").


                              W I T N E S S E T H:

                  WHEREAS, the Company desires to authorize, issue, and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company the respective number of Series B Preferred Units (as hereinafter defined) set forth in Section 2.1 hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

                   SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with, the first mentioned Person.

                  "Amendment" means the amendment to the Certificate of Incorporation adopted by the Board and approved by the written consent of the holders of a majority of the capital stock of the Company and to be filed with the Secretary of the State of Delaware prior to the Closing Date, which amendment, among other things, increases the authorized share capital of the Company.

                  "Bankruptcy Code" means title 11 of the United States Code, as now in effect or hereafter amended.

                   "Birch" means, collectively, Birch Holdings L.L.C., Birch Acquisition L.L.C. and any of their respective Related Parties.

                  "Board" means the Board of Directors of the Company.

                   "Business" means the operation by the Company and its Subsidiaries of indoor entertainment and fitness facilities.

                  "Business Day" means any day other than a Saturday, Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time.

                  "By-Laws" means the Amended and Restated By-Laws of the Company in the form attached as Exhibit A to the Disclosure Statement to be adopted by the Board and approved by the Court pursuant to the Confirmation Order.

                   "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                   "CERCLIS" means the Comprehensive Environmental Responsive, Compensation and Liability Information System, 42 U.S.C. ss. 9616(a).

                  "Certificate of Designations" means, as applicable, the Certificate of Designations relating to the Convertible Preferred Stock, the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, filed with the Secretary of State of Delaware on or prior to the Closing Date. The Certificate of Designations for the Series B Preferred Stock is attached hereto as Exhibit A.

                  "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit A to the Disclosure Statement, as amended by the Amendment and the Certificate of Designations for each of the Convertible Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock, and filed with the Secretary of State of Delaware.

                  "Closing" means the completion of the transactions specified herein relating to the purchase and sale of the Series B Preferred Units as contemplated by Article II hereof.

                  "Closing Date" means July 17, 1998, the date on which the Closing shall occur.

                  "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "Common Stock" means, collectively, the Class A Voting Common Stock, par value $0.00017 per share, of the Company and the the Class B Nonvoting Common Stock, par value $0.00017 per share, of the Company, authorized for issuance pursuant to the Certificate of Incorporation.


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                                        3

                  "Company Loss" has the meaning specified in Section 6.3.

                  "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  "Convertible Preferred Stock" means $15,000,000 aggregate stated value of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company issued pursuant to the Certificate of Incorporation and having the rights set forth in the Certificate of Designations with respect thereto.

                  "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof delivered to the Purchasers by the Company and forming a part of this Agreement.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including environmental liens), charge or (as determined to the best of the Company's knowledge after due inquiry) adverse claim, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding such Encumbrances which, taken as a whole, would not have a Material Adverse Effect.

                  "Environmental Laws" means any federal, state or local statute, code, ordinance, rule, regulation, principal of environmental common law, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:

                           (a) emissions, discharges, spills, releases or
                  threatened releases of pollutants, contaminants, Hazardous Substances, materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; or

                           (b) the use, treatment, storage, disposal, handling,
                  manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the

         Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), The Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq., The Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., each as amended from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Existing Notes" means $85.0 million aggregate principal amount of 13.5% Senior Secured Notes due 2002 issued by the Company under the Indenture, dated as of July 22, 1997, among the Company, the Subsidiary Guarantors listed therein and State Street Bank and Trust Company, trustee.

                  "Existing Warrants" means 85,000 warrants, each to purchase one share of Common Stock at an exercise price of $0.01 per share, issued by the Company pursuant to the Warrant Agreement, dated as of July 22, 1997, among the Company and Boston Equiserve, Inc., warrant agent.

                   "Financial Statements" has the meaning specified in Section 4.9.

                  "Foothill Credit Facility" means the revolving credit facility dated as of March 31, 1998, between the Company and Foothill Capital Corporation in the amount of $10,000,000.

                  "GAAP" means U.S. generally accepted accounting principles and practices in effect from time to time, applied consistently throughout the periods involved.

                  "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Hazardous Substances" means (a) hazardous materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws, (b) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions, (c) petroleum and petroleum products including crude oil and any fractions thereof,
         (d) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non-friable, (e) PCBs, or PCB-containing materials or fluids, (f) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste and (g) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.

                  "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Swap Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, (b) all obligations of such Person to purchase, redeem, retire or defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (c) to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items that would be included within this definition.

                  "Intellectual Property" means trademarks, service marks, trademark rights, trade names, trade name rights, registered copyrights and trade secrets owned or used by the Company or any of its Subsidiaries in the conduct of its business.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest to a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest to the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Interim Financial Statements" has the meaning specified in
         Section 4.9.

                  "IRS" means the United States Internal Revenue Service.

                  "Leased Real Property" means the real property leased by the Company or its Subsidiaries, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures and systems of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation, or order by a Governmental Authority and those arising under any contract, agreement, commitment or undertaking.

                  "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Company or any Subsidiary from a third party for a term of 1 year or greater.

                  "Loss" has the meaning specified in Section 6.3.

                  "Material Adverse Effect" means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the Business, operations, condition (financial or otherwise), assets, Liabilities or results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  "McDonald Obligations" mean, collectively, the McDonald's Rent Deferral Secured Notes and the McDonald's Secured Note, as such terms are defined in the New Indenture.

                  "Multiemployer Plan" has the meaning specified in Section 4.12(b).

                  "Nasdaq" means any tier of the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "New Indenture" means the indenture, dated as of the Closing Date, among the Company, each of the Subsidiary Guarantors named therein and Firststar Bank of Minnesota, trustee, pursuant to which the New Notes are to be issued in connection with the Offering.

                  "New Notes" means $20.0 million aggregate principal amount of 14 1/2% Senior Collateralized Notes due 2002 of the Company to be issued pursuant to the terms of the New Indenture.

                  "New Units" means the 20,000 Units, each consisting of $1,000 principal amount of New Notes and seventeen New Series A Warrants to purchase shares of Common Stock and seventeen New Series B Warrants to purchase shares of Common Stock, to be sold in the Offering.

                  "New Series A Warrants" means 340,000 Series A Warrants, each to purchase 1,769.3683 shares of Common Stock (voting or nonvoting) at an exercise price of $.00017 per share, issued by the Company pursuant to the Series A Warrant Agreement, dated as of July 15, 1998, between the Company and Firststar Bank of Minnesota, warrant agent.

                  "New Series B Warrants" means 340,000 Series B Warrants, each to purchase 780.6036 shares of Common Stock (voting or nonvoting) at an exercise price of $.00017 per share, issued by the Company pursuant to the Series B Warrant Agreement, dated as of July 15, 1998, between the Company and Firststar Bank of Minnesota, warrant agent.

                  "New Warrants" means, collectively, the New Series A Warrants and the New Series B Warrants.

                  "Offering" means the offering of the New Units pursuant to the Offering Circular.

                  "Offering Circular" means the Final Offering Circular, dated July 9, 1998, of the Company with respect to the issuance and sale of the New Units.

                  "Other Shareholders" has the meaning specified in Section 8.2(b).

                  "Owned Intellectual Property" means all Intellectual Property in and to which the Company or any Subsidiary holds, or has a right to hold, right, title and interest.

                  "Owned Real Property" means the real property owned by the Company or its Subsidiaries, together with all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Person" means an individual, corporation, limited liability company, partnership, limited partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                  "Plan of Reorganization" means the Third Amended Joint Plan of Reorganization, which became effective on July 29, 1997.

                  "Plans" has the meaning specified in Section 4.12(a).

                  "Preferred Units" means the Series A Preferred Units and the Series B Preferred Units.

                  "Preferred Warrants" means the Series A Preferred Warrants and the Series B Preferred Warrants.

                  "Purchase Price" has the meaning specified in Section 2.1.

                  "Purchaser Loss" has the meaning specified in Section 6.2.

                  "Related Party" means, with respect to any Person: (A) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, (B) any spouse or immediate family member of such Person or (C) a trust, corporation, limited liability company, partnership, limited partnership, or other entity, the beneficiaries, stockholders, members, partners, owners or Persons holding a 75% or more controlling interest of which consist of such Person and/or such other Persons or entities referred to in the immediately preceding clause (A). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Real Property" means the Leased Real Property and the Owned Real Property.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities" means the New Units and the Series A Preferred Units.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Series A Preferred Stock" means the Series A Senior Cumulative Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of the Company, authorized for issuance by the Company pursuant to the Certificate of Incorporation and having the rights set forth in the Certificate of Designations with respect thereto.

                  "Series A Preferred Units" means 80 units, each consisting of $25,000 aggregate stated value of Series A Preferred Stock and one Series A Preferred Warrant.

                  "Series A Preferred Warrant" means a warrant to acquire 2,131,667.4631 shares of Common Stock at an exercise price of $0.00017 per share until August 1, 2007, to be issued pursuant to the Series A Preferred Warrant Agreement, dated as of the Closing Date, between the Company and Firststar Bank of Minnesota warrant agent.

                  "Series B Preferred Stock" means the Series B Junior Cumulative Preferred Stock, par value $0.01 per share, liquidation preference $25.00 per share, of the Company authorized for issuance by the Company pursuant to the Certificate of Incorporation and having the rights set forth in the Certificate of Designations for the Series B Preferred Stock attached hereto as Exhibit A.

                  "Series B Preferred Units" means 340 units, each consisting of $25,000 aggregate stated value of Series B Preferred Stock and one Series B Preferred Warrant.

                  "Series B Preferred Warrant" means a warrant to acquire 2,131,667.4631 shares of Common Stock at an exercise price of $0.00017 per share until August 1, 2007, to be issued pursuant to the Series B Preferred Warrant Agreement dated as of the Closing Date, between the Company and Firststar Bank of Minnesota, warrant agent, a copy of which is attached hereto as Exhibit B.

                  "Stock Incentive Plan" means the 1997 Stock Incentive Plan of Discovery Zone, Inc.

                  "Subsidiary" or "Subsidiaries" means any corporation, limited liability company, partnership, limited partnership, joint venture or other legal entity of which the Company or any other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Tangible Personal Property" means machinery, equipment, vehicles and other tangible personal property.

                  "Tax" or "Taxes" means all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

                  "Ten-Year Warrants" means warrants issued by the Company to acquire up to an aggregate of 444,444 shares of Common Stock pursuant to a warrant agreement, dated as of July 29, 1997, between the Company and State Street Bank and Trust Company, warrant agent.

                                   ARTICLE II.

             PURCHASE AND SALE OF SERIES B PREFERRED UNITS; CLOSING

                  SECTION 2.1. Authorization; Purchase and Sale of Series B Preferred Units; Closing. (a) Upon the terms and subject to the conditions set forth herein, at the Closing (i) the Company shall authorize, issue and sell to Birch, and Birch shall purchase from the Company, 200 Series B Preferred Units for an aggregate purchase price of $5,000,000 in cash (the "Birch Purchase Price"), (ii) the Company shall authorize, issue and sell to DZ Investors, and DZ Investors shall purchase from the Company, 100 Series B Preferred Units for an aggregate purchase price of $2,500,000 in cash (the "DZ Purchase Price") and
(iii) the Company shall authorize, issue and sell to Jefferies, and Jefferies shall purchase from the Company, 40 Series B Preferred Units for an aggregate purchase price of $1,000,000 (the "Jefferies Purchase Price"). Delivery of, and payment for, the Series B Preferred Units shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, on the Closing Date, or at such other time and place as the Company and the Purchasers may mutually agree in writing (such time and date of delivery against payment being referred to herein as the "Closing Date").

                  (b) On the Closing Date, (A) (i) Birch shall deliver the Birch Cash Purchase Price, and DZ Investors shall deliver the DZ Cash Purchase Price, to the Company by wire transfer of same-day funds to an account or accounts designated by the Company at least one Business Day prior to the Closing Date,
(ii) the Jefferies Purchase Price shall be netted against the underwriting discount and commission in the amount of $1,000,000 owed to Jefferies out of the proceeds of the Offering and shall be deemed paid in full, and (iii) each Purchaser shall deliver to the Company (x) the certificates referred to in
Section 3.2(a) and Section 3.2(d) and (y) receipts for the Series B Preferred Units delivered to each Purchaser; and (B) the Company shall deliver to the Purchasers (i) receipt for the Birch Cash Purchase Price delivered by Birch and a receipt for the DZ Purchase Price delivered to DZ Investors; (ii) a certificate evidencing the respective Series B Preferred Units registered in the name of each Purchaser (or its designee); (iii) the certificates referred to in
Section 3.1(d) and Section 3.1(g); (iv) the legal opinion referred to in Section 3.1(l); and (v) such other documents as the Purchasers shall reasonably request.

                                  ARTICLE III.

                            CONDITIONS TO THE CLOSING

                  SECTION 3.1. Conditions to Obligations of the Purchasers. The obligations of the Purchasers to effect the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Simultaneous Closings. Consummation by the Company of (i) the Offering pursuant to Rule 144A under the Securities Act and (ii) the issuance and sale of the Series A Preferred Units to Wafra Acquisition Fund 6, L.P. and Wafra Fund Management Ltd, in each case simultaneously with the closing of the issuance and sale by the Company of the Series B Preferred Units to the Purchasers hereunder.

                  (b) Representations and Warranties; Agreements and Covenants.
         (i) The representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct in all respects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing, (ii) all the agreements and covenants contained in this Agreement to be performed or complied with by the Company at or before the Closing shall have been performed or complied with in all material respects and (iii) the Purchasers shall have received a certificate of the Company signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

                  (c) Litigation. There shall have been no order or preliminary or permanent injunction entered in any Action or proceeding before any Governmental Authority, or no other Action taken or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchasers, the Company or any of its Subsidiaries or Affiliates, by any Government Authority which shall have remained in effect and which shall have had the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of the transactions hereunder (including, without limitation, the purchase of the Series B Preferred Units or the conversion or redemption of the Series B Preferred Stock or the exercise of the Series B Preferred Warrants), except that the enforcement of this Agreement may be subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought and
         (z) with respect to Section 8.6 hereof, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution; (ii) prohibiting or materially limiting the ownership of the Series B Preferred Units; (iii) imposing material limitations on the ability of each Purchaser to exercise full rights of ownership of any of the Series B Preferred Units, including, without limitation, the right to vote any shares of Series B Preferred Stock pursuant to the Certificate of Designations for the Series B Preferred Stock; or (iv) requiring divestiture by either Purchaser of any Series B Preferred Units.

                  (d) Resolutions. On or prior to the Closing Date, the Purchasers shall have received a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (e) Incumbency Certificate of the Company. On or prior to the Closing Date, the Purchasers shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (f) Consents and Approvals. On or prior to the Closing Date, the Purchasers and the Company shall have received, each in form and substance reasonably satisfactory to the Purchasers, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates identified to the Company and necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                  (g) Organizational Documents. On or prior to the Closing Date, the Purchasers shall have received a copy of (i) the Certificate of Incorporation, certified by the Secretary of State of Delaware, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-Laws of the Company, certified by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such By-Laws.

                  (h) Calamities. There shall not have occurred and be continuing (i) any general suspension of, or limitation on prices for or trading in, securities on any United States securities exchange,
         (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any Governmental Authority or other event that materially adversely affects the ability of either Purchaser to purchase the Series B Preferred Units hereunder or (iv) a commencement of a war or armed hostilities or other national or international calamity directly involving the United States.

                  (i) No Material Adverse Effect. No fact, event or condition (financial or otherwise) shall have occurred with respect to the Company or any of its Subsidiaries having, or which is likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (j) Opinion. Each Purchaser shall have received an opinion from Shearman & Sterling on no less favorable terms than the opinion of such counsel to be delivered to the initial purchaser of the New Units; provided, however, that such form of opinion shall not include the matters set forth in the penultimate paragraph of Section 7(a) of the Purchase Agreement dated July 9, 1998, between the Company and Jefferies & Company, Inc., as initial purchaser, with respect to the Offering.

                  (k) Filing of Corporate Certificates. On or prior to the Closing Date, the Company shall have filed the Amendment and the Certificate of Designations for each of the Series A Preferred Stock and the Series B Preferred Stock with the Secretary of State of Delaware.

                  (l) Offering Circular. The Purchasers shall have approved the terms of the Offering Circular, which approval shall not be unreasonably withheld.

                  SECTION 3.2. Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. (i) The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing, (ii) all the agreements and covenants contained in this Agreement to be performed or complied with by the Purchasers at or before the Closing shall have been performed or complied with in all material respects and
         (iii) the Company shall have received a certificate of each Purchaser signed by a duly authorized officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and (ii).

                  (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any Action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder, except that the enforcement of this Agreement may be subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought and
         (z) with respect to Section 8.6 hereof, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                  (c) Resolutions. On or prior to the Closing Date, the Company shall have received a true and complete copy, certified by the Secretary of each Purchaser, of the resolutions duly and validly adopted by each Purchaser, if any, evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Incumbency Certificate of the Company. On or prior to the Closing Date, the Company shall have received a certificate of the Secretary or an Assistant Secretary of each Purchaser certifying the names and signatures of the officer(s) of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (e) Organizational Documents. On or prior to the Closing Date, the Company shall have received a copy of (i) the charter or other organizational document of each Purchaser, certified by the Secretary of State of the state of its organization, as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each Purchaser, dated as of the Closing Date, stating that no amendments have been made to such charter or other organizational document since such date and
         (ii) the Operating Agreement or Bylaws, as the case may be, of each Purchaser certified by the Secretary or Assistant Secretary of each Purchaser.

                                   ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each Purchaser that:

                  SECTION 4.1. Organization and Qualification; Subsidiaries. On the Closing Date, each of the Company and its Subsidiaries will be duly organized, validly existing and, where applicable, in good standing as a corporation under the laws of its respective jurisdiction of incorporation or formation, with all requisite corporate power and authority to own, lease and operate its properties and carry on its business as presently owned or conducted and as is described in the Offering Circular. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and, where applicable, is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.1 of the Disclosure Schedule sets forth a complete and correct list of each of the Subsidiaries of the Company. Each such Subsidiary is wholly owned by the Company, unless otherwise indicated in
Schedule 4.1 of the Disclosure Schedule, which sets forth all other owners of each such Subsidiary not wholly owned by the Company. Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, the Company is not a member of (nor is any part of its business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement.

                  SECTION 4.2. Charter of Incorporation and By-Laws. The Company has heretofore furnished to the Purchasers a complete and correct copy of the Certificate of Incorporation and the By-Laws, each of which shall be in full force and effect on the Closing Date. As of the Closing Date, the Board shall have adopted the Amendment and the Certificate of Designations with respect to each of the Series A Preferred Stock and the Series B Preferred Stock of the Company and the Company shall have filed the Amendment and each Certificate of Designations with the Secretary of State of Delaware. The Company is not in violation of any of the provisions of the Certificate of Incorporation or By-Laws, and its Subsidiaries are not in violation of any of the provisions of their charters of incorporation, by-laws or equivalent organizational documents, except where such violation would not, taken as a whole, have a Material Adverse Effect.

                   SECTION 4.3. Capitalization. (a) As of the Closing Date, (i) the authorized capital stock of the Company shall consist of (x) 2,200,000,000 shares of Class A Voting Common Stock (of which 4,000,000 shall represent all issued and outstanding shares of Class A

Voting Common Stock on the Closing Date), (y) 190,000,000 shares of Class B Nonvoting Common Stock and (z) 10,000,000 shares of Preferred Stock (of which 420,933.33 shall represent all issued and outstanding shares of Preferred Stock on the Closing Date); (ii) no shares of Common Stock shall be held in the treasury of the Company; (iii) an aggregate of 715,691 shares of Class A Voting Common Stock issuable in respect of options issued and outstanding under the Stock Incentive Plan have been reserved for issuance; (iv) an aggregate of 805,154 shares of Class A Voting Common Stock shall be reserved for issuance upon exercise of the Existing Warrants; (v) an aggregate of 444,444 shares of Class A Voting Common Stock shall be reserved for issuance upon exercise of the Ten-Year Warrants; (vi) an aggregate of 1,191,626 shares of Class A Voting Common Stock are reserved for issuance upon conversion of the Convertible Preferred Stock (of which 79,411 shares shall cease to be reserved by the Company for future issuance upon the transfer by WAF-6 of the Convertible Preferred Shares to the Company at the Closing); (vii) an aggregate of 866,990,443 shares of Class A Voting Common Stock shall have been reserved for issuance upon the exercise of the New Warrants; (viii) an aggregate of 170,533,397 shares of Class A Voting Common Stock shall have been reserved for issuance upon the exercise of the Series A Preferred Warrants; (ix) an aggregate of 724,766,937 shares of Class A Voting Common Stock shall have been reserved for issuance upon the exercise of the Series B Preferred Warrants.

                  (b) Except as set forth in this Section 4.3 or in Schedule 4.3(b) of the Disclosure Schedule, as of the Closing Date, there are no options, Warrants or other rights, agreements, arrangements or material commitments of any character to which the Company or any of its Subsidiaries or Affiliates is a party or obligating the Company or any of its Subsidiaries or Affiliates to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or Affiliates. Except as set forth in
Schedule 4.3(b) of the Disclosure Schedule, as of the Closing Date, there are no outstanding contractual obligations of the Company or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any of the capital stock of the Company or any Subsidiary or Affiliate or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or Affiliate or any other entity. As of the Closing Date, each of the outstanding shares of capital stock of the Company and each of the Subsidiaries will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights. All of the outstanding shares of capital stock of each of the Subsidiaries as of the Closing Date will be owned by the Company, directly or indirectly, free and clear of all Encumbrances (other than restrictions on transferability imposed by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions).

                  (c) As of the Closing Date, except as set forth in Schedule 4.3(c) of the Disclosure Schedule and as set forth herein, neither the Company nor any of its Affiliates shall be a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

                  (d) Schedule 4.3(d) of the Disclosure Schedule sets forth a complete and accurate list of (i) the names of each Person or group of Persons known by the Company to beneficially own more than 5% of the outstanding shares of capital stock of the Company as of the Closing Date and the corresponding number of such shares beneficially owned by such Person as of the Closing Date.

                  SECTION 4.4. Authority. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock by the Company have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize, or to consummate the transactions contemplated by, this Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock. This Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchasers and payment for the Series B Preferred Units as contemplated by this Agreement, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforcement hereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought and (iii) with respect to Section 8.6 hereof, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                  SECTION 4.5. No Conflict; Required Filings and Consents; Certain Rights. (a) The execution and delivery of this Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock by the Company do not, and the performance of this Agreement, the Series B Warrant Agreement and the Certificates of Designations relating to the Series B Preferred Stock (including, without limitation, the consummation of the transactions contemplated hereunder) will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, (ii) conflict with or violate the certificates of incorporation or bylaws or equivalent organizational documents of any of the Subsidiaries, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) , (iii) and (iv) above, for such conflicts, breaches or defaults with respect to which waivers or consents have been obtained or which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 4.13(b), as of the date hereof and as of the Closing Date, the Company is not in breach of or in default under (nor has any event occurred which, with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or Encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company (including, without limitation, the consummation of the transactions hereunder and the conversion or redemption, if any, of the Series B Preferred Stock) will not, require any consent, approval, authorization or permit of, or filing with or notification to (in each case, a "Consent") any Governmental Authority on the part of the Company or any of its Subsidiaries, except for such consents as have been obtained and other than such other consents as may be required under the Securities Act or state securities or "Blue Sky" laws in connection with the issuance and sale of the Series B Preferred Units.

                  (c) No antidilution protections or substantially similar provisions in respect of any outstanding security of the Company are triggered with respect to the issuance of the New Units, the Series A Preferred Units or the Series B Preferred Units, except for such as have been expressly waived in writing on or prior to the date hereof.

                  SECTION 4.6. Preferred Stock; Warrants. On the Closing Date, following the consummation of the transactions hereunder, the Series B Preferred Stock, upon issuance against payment therefor as contemplated by this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, free of all preemptive or similar rights, and entitled to the rights set forth in the Certificate of Designations relating thereto and will not be subject to any Encumbrances.

                  The Series B Preferred Warrants have been duly authorized by the Company and, at the Closing, will have been duly executed by the Company and, when executed and issued in the manner provided for in the Series B Preferred Warrant Agreement and delivered against payment of the Purchase Price therefor as provided in this Agreement, (A) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to
(I) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (II) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (III) with respect to the indemnity and contribution provisions thereof, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution and (B) will be in the form contemplated by, and entitled to the benefits of, the Series B Preferred Warrant Agreement. The shares of Common Stock issuable upon exercise of the Series B Preferred Warrants have been duly authorized and reserved by the Company and, when issued and delivered upon exercise of the Series B Preferred Warrants in accordance with the terms of the Series B Preferred Warrants and the Series B Preferred Warrant Agreement, will be validly issued, fully paid and non-assessable.

                  SECTION 4.7. Compliance with Laws. Except as set forth in the Offering Circular, neither the Company nor any of its Subsidiaries is in conflict with, or in violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of its or their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.8. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except for any required filings which have been made or pursuant to the Securities Act and all applicable state securities or "Blue Sky" laws.

                  SECTION 4.9. Financial Statements; Financial Projections. (a) Set forth in Schedule 4.9 of the Disclosure Statement are true and complete copies of (i) the audited balance sheets of the Company for the fiscal year ended December 31, 1997 and the related audited statements of results of operations and cash flows of the Company, together with all related notes thereto, accompanied by the reports thereon or management letters from the Company's accountants (collectively, the "Financial Statements") and (ii) the unaudited balance sheets of the Company for the fiscal quarter ended March 31, 1998; and the related unaudited statements of results of operations and cash flows, which statements include all material known adjustments as of the date of such statements, subject to ordinary year-end adjustments which in the aggregate would not be material (the aforementioned item (ii) being referred to herein as the "Interim Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby, (iii) such statements have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and throughout the periods involved, and (iv) include all adjustments that, in the opinion of the management of the Company, are necessary for a fair presentation of the financial condition of the Company, the results of the operations and cash flows, as applicable, of the Company, subject, with respect to the Interim Financial Statements, to normal accruals and year-end adjustments which, in the aggregate, are not expected to be material.

                  (b) Any financial projections of the Company which have been provided to the Purchasers are based upon a number of estimates and assumptions considered reasonable by the Company taken as a whole and upon specific assumptions with respect to future business decisions which are subject to change. Such projections are based on the Company's current best estimate of the results it reasonably expects and have not been prepared with a view toward compliance with published guidelines of the Commission, the American Institute of Certified Public Accountants or GAAP.

                  SECTION 4.10. Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Company or its Subsidiaries (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or the footnotes thereto prepared in accordance with GAAP, other than liabilities (a) reflected or reserved against on the Financial Statements or Interim Financial Statements or the notes thereto, (b) described in Schedule
4.10 of the Disclosure Schedule or otherwise disclosed in Section 4.11 or (c) covered by insurance, indemnification, contribution or comparable arrangements. There are no guaranties made by or on behalf of the Company or its Subsidiaries other than in connection with the Existing Notes, the New Units, the Foothill Credit Facility and the McDonald Obligations, as well as any letters of credit or deposits posted pursuant to any agreements described in Section 4.19.

                  SECTION 4.11. Absence of Certain Changes, Events and Conditions; Conduct in the Ordinary Course. (a) Except as described in the Offering Circular (i) there has not been any change having a Material Adverse Effect and (ii) there are no conditions known to the Company to be existing, with respect to the markets, proposed marketing plans, facilities, capabilities or personnel of the Company, that reasonably could be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 4.11(b) of the Disclosure Schedule or in the Offering Circular, neither the Company nor any of its Subsidiaries has, since March 31, 1998:

                   (i) made any change in any method of accounting or accounting practice or policy used by the Company;

                  (ii) made any material changes in the customary methods of operation of the Company, including practices and policies relating to purchasing, marketing, selling or pricing;

                  (iii) failed to maintain the Company's Tangible Personal Property in good repair, ordinary wear and tear excepted, other than such Tangible Personal Property located at the Company's FunCenter sites which are scheduled to close;

                  (iv) except as contemplated under this Agreement, redeemed any of the Company's capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holder of the Company's capital stock or otherwise;

                  (v) issued or sold any of the Company's capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, other than the Securities;

                  (vi) merged with, been merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any Person or any division or line of business thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

                  (vii) Except as disclosed in Schedule 4.13(b), permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any Encumbrance, except as pledged or given as security in connection with the Offering and as contemplated by the Collateral Agreements (as such term is defined in the Indenture);

                  (viii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person other than in connection with the New Units and the Preferred Units;

                  (ix) made any capital expenditure or commitment for any capital expenditure in excess of $100,000 individually or $2,000,000 in the aggregate;

                  (x) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                  (xi) allowed any permit or environmental permit that was issued or relates to the Company or any Subsidiary or otherwise relates to any asset to lapse or terminate or failed to renew any such permit or environmental permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date, except with respect to such permit, environment permit or insurance policy which the failure to renew would not result in a Material Adverse Effect;

                  (xii) incurred any Indebtedness, in excess of $100,000 individually or $500,000 in the aggregate, other than the Indebtedness to be incurred in connection with the New Units and the Preferred Units;

                  (xiii) amended, modified or consented to the termination of any material contract or the Company's or any Subsidiary's rights thereunder;

                  (xiv) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any material Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Subsidiary has any right, title, interest or license; or

                  (xv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.11(b) except for those contemplated by this Agreement, the Offering and the issuance and sale of the Series A Preferred Units.

                  SECTION 4.12. Employee Benefit Matters. (a) Plans and Material Documents. Schedule 4.12(a) of the Disclosure Schedule lists, as of the date hereof and as of the Closing Date, (i) all employee benefit plans (as defined under Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company and any of its officers, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (items (i) through (iv) being referred to herein collectively as the "Plans"). Except as disclosed on Schedule 4.12(a), any employee deferred compensation, stock option, "phantom stock" or other similar types of plans previously in effect have been terminated as of the Closing Date. Each Plan is in writing and a complete and accurate copy of each Plan set forth on Schedule 4.12(a) has been made available to the Purchasers and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, if applicable. Except as disclosed on Schedule 4.12(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. The Company does not have any express or implied commitment, whether legally enforceable or not,
(i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Absence of Certain Types of Plans. Except as set forth in
Schedule 4.12(b) of the Disclosure Schedule, none of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a) (3) of ERISA) (a "Multiemployer Plan"), a single employer pension plan (within the meaning of Section 4001(a) (15) of ERISA) or a plan intended to be qualified under Section 401(a) or 401(k) of the Code. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under
Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company, except to the extent required by law. Except as set forth in Schedule 4.12(b) of the Disclosure Schedule, each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) Compliance with Applicable Law. Except as disclosed on
Schedule 4.12(c) of the Disclosure Schedule, to the knowledge of the Company, each Plan has been operated in all respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance in all material respects with the provisions of all applicable law, including, without limitation, ERISA and the Code. The Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. Except as disclosed on
Schedule 4.12(c) of the Disclosure Schedule, no legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, suit or claim.

                  (d) Absence of Certain Liabilities and Events. Except as provided on Schedule 4.12(d) of the Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4960, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer Plan or any single employer plan for which the Company could incur liability under Section 4063 or 4064 of ERISA, and no fact or event exists which could give rise to any such liability. Except as disclosed on Schedule 4.12(d) of the Disclosure Schedule, no complete or, to the knowledge of the Company, partial termination has occurred within the five years preceding the date hereof with respect to any Plan.

                  (e) Plan Contributions and Funding. Except as disclosed on
Schedule 4.12(e) of the Disclosure Schedule, all contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and, to the knowledge of the Company, no fact or event exists which could give rise to any such challenge or disallowance.

                  (f) Americans with Disabilities Act. Except as set forth in
Schedule 4.12(f) of the Disclosure Schedule, to the best knowledge of the Company, the Company is in compliance with the material requirements of the Americans With Disabilities Act.

                  (g) WARN Act. The Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

                  SECTION 4.13. Real Property. (a) Schedule 4.13(a) of the Disclosure Schedule contains a list of all of the Owned Real Property. The Company has valid fee interests in all of its Owned Real Property and, subject to the exceptions expressly reflected in the title insurance policies insuring the mortgage liens securing the Existing Notes, the New Notes and the McDonald Obligations, good and marketable title thereto, and such Owned Real Property is owned by the Company or a Subsidiary free and clear of all Encumbrances, except
(i) as set forth on Schedule 4.13 (a) of the Disclosure Schedule and (ii) for Encumbrances in respect of the New Notes and current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

                  (b) Schedule 4.13(b) of the Disclosure Schedule contains a list of all of the Leased Real Property and a list of all leases and subleases pertaining to such Leased Real Property. Except as described in Schedule 4.13(b) of the Disclosure Schedule, (i) there is no material violation of any law, rule or regulation by the Company or known to the Company relating to any of the Leased Real Property, (ii) the Company is in peaceful and undisturbed possession of the Leased Real Property and, so long as the lease remains in effect, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used and (iii) the Company has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Company assigned its interest under any lease or sublease listed in Schedule 4.13(b) of the Disclosure Schedule to any third party.

                  (c) Each of the Company's leases and subleases listed in
Schedule 4.13(b) is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and, except as disclosed in Schedule 4.13(b), the Company is not in default or breach of (with or without the giving of notice or the passage of time) any such leases or subleases. To the knowledge of the Company, no third party is in material breach of any of such leases or subleases.

                  SECTION 4.14. Tangible Personal Property. Schedule 4.14 of the Disclosure Schedule contains a list of all leased Tangible Personal Property requiring lease payments of $50,000 or more per year leased by the Company and its Subsidiaries. Except for changes made in the ordinary course of business since July 21, 1997 as would not materially adversely affect the present use of such leased Tangible Personal Property or as would not have a Material Adverse Effect, with respect to each such lease:

                  (i) such lease is in full force and effect and is a legal, valid and binding obligation of the Company or the Subsidiary party thereto, as applicable, and is enforceable by the Company or such Subsidiary in accordance with its terms;

                  (ii) the Company or a Subsidiary is in peaceful and undisturbed possession of the Tangible Personal Property subject to such lease; and

                  (iii) there has been no notice of default under any lease received by the Company or such Subsidiary which is still in effect; and neither the Company nor any Subsidiary is in breach or default of any such lease, and no event has occurred which, with a notice or lapse or time or both, would constitute such a default or permit the termination, modification or acceleration of such lease.

                  SECTION 4.15. Intellectual Property. (a) Schedule 4.15(a)(i) of the Disclosure Schedule sets forth a true and complete list of each patent and patent application and each trademark registration or application therefor, of all Owned Intellectual Property (except unregistered copyrights), and
Schedule 4.15(a)(ii) of the Disclosure Schedule sets forth a true and complete list of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Schedule 4.15(a)(i) of the Disclosure Schedule, in each case where a U.S. trademark registration or patent or application for trademark registration or patent listed in Schedule 4.15(a)(i) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office. In the case of each foreign trademark registration or application listed in Schedule 4.15(a)(i) of the Disclosure Schedule which may be held by assignment, the Company believes that the assignment has been duly recorded in the State or national Trademark Office from which the original trademark registration issued or before which the application for trademark registration is pending or the assignment has been duly recorded in the national or international Patent Office from which the original patent issued or before which the application for patent is pending. The Company represents and warrants to the Purchasers that, to the best knowledge of the Company, the rights of the Company or any Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and neither the Company nor any Subsidiary has received any claim or written notice from any Person, to the effect that its use of patented technology infringes on the rights of such Person.

                  (b) Except as disclosed in Schedule 4.15(b) of the Disclosure
Schedule: (i) all the Owned Intellectual Property is owned by either the Company or a Subsidiary, as the case may be, free and clear of any Encumbrance and the Company or Subsidiary, as the case may be, holds the entire right, title, and interest in and to same and (ii) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before Governmental Authority have been made or asserted or are pending (nor, to the best knowledge of the Company after due inquiry, threatened) against the Company or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property (apart from pending patent applications) or (B) alleging that any services provided, or products manufactured or sold by the Company or any Subsidiary are being provided, manufactured or sold in violation of any other rights of any Person. Except as disclosed in Schedule 4.15(b) of the Disclosure Schedule, neither the Company nor any Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property.

                  (c) The Company represents and warrants to the Purchasers that, to the best of the Company's knowledge after due inquiry, none of the Company, any Subsidiary or the Business infringes any patent, trademark, service mark, copyright or similar right of any Person or has misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any Person.

                  (d) The Company represents and warrants to the Purchasers that, to the best of the Company's knowledge after due inquiry, no Person has made any claim or allegation that either the Company or a Subsidiary infringes any patent, trademark, service mark, copyright or similar right of any Person or has misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any person.

                  (e) The Company has, or has caused to be, delivered to the Purchasers the list of all the licenses and sublicenses for Licensed Intellectual Property set forth in Schedule 4.15(a) (ii) of the Disclosure Schedule and any and all ancillary documents pertaining thereto.
With respect to each of such licenses and sublicenses:

                  (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 4.15(f), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                  (ii) except as otherwise set forth in Schedule 4.15(a)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

                  (iii) to the Company's knowledge, (A) neither the Company nor any Subsidiary has received any notice or threat of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and
         (C) neither the Company nor any Subsidiary has granted to any other Person any rights, adverse or otherwise, under such license or sublicense, except for such events which would not, individually or in the aggregate, have a Material Adverse Effect;

                  (iv) none of the Company, any Subsidiary or (to the best knowledge of the Company after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense; and

                  (v) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before Governmental Authority has been made or asserted or is pending (nor, to the best knowledge of the Company after due inquiry, threatened) against the Company or any Subsidiary either
         (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person.

                  (f) The Intellectual Property described in Schedules 4.15(a)(i) and (ii) of the Disclosure Schedule constitutes all of the Intellectual Property used or held or intended to be used by the Company or any Subsidiary and constitutes all such Intellectual Property necessary for the conduct of, the Business, and there are no other items of Intellectual Property that are material to the Company, any Subsidiary or the Business.

                  (g) The Company is not aware of anything or reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

                  SECTION 4.16. Environmental Matters. (1) To the Company's knowledge:

                  (a) All facilities and property presently owned or leased by the Company or any of its Subsidiaries have been, and continue to be, owned and operated by the Company and its Subsidiaries in material compliance with all applicable Environmental Laws.

                  (b) Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws.

                  (c) There have been no material releases, as defined under any Environmental Laws, of Hazardous Substances that give rise to necessary costs of response at, on, from or under any property now or previously owned or leased by the Company or any of its Subsidiaries during the period in which any such property was owned or leased by the Company or a Subsidiary.

                  (d) The Company and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses, registrations, orders, administrative consent orders and any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances necessary to the operation of their businesses.

                  (e) Neither the Company nor any of its Subsidiaries has received notice that property presently owned or leased, or previously owned or leased, by the Company or any of its Subsidiaries is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

                  (f) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List or any similar state list, nor has any of them received notice of pending or threatened claims as a result of transporting or arranging to transport Hazardous Substances to any location.

                  (g) There are no polychlorinated biphenyls (other than may be contained in electrical transformers which are labeled, operated and maintained in accordance with all Environmental Laws) or asbestos-containing materials present at any property now or previously owned or leased by the Company or by any Subsidiary during the period in which any such property was owned or leased by the Company or a Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) Neither the Company nor any of its Subsidiaries has received notice of pending or threatened claims against the Company or any of its Subsidiaries arising out of any operations, action, inaction or status of any previously divested property, whether or not the subject of any indemnity, under any Environmental Laws or involving any Hazardous Substances.

                  (2) The environmental indemnities in respect of the Owned Real Property and Leased Real Property as set forth in Schedule 4.16 of the Disclosure Schedule acquired by the Company pursuant to the terms of the Merger Agreement, dated as of August 30, 1994, by and between the Company and McDonald's Corporation have been assumed and are in full force and effect.

                  (3) The Company has not assumed any environmental obligations on any Leased Real Property.

                  SECTION 4.17. Litigation. Schedule 4.17 of the Disclosure
Schedule indicates those Actions (a) involving claims for potential damages in excess of $250,000 that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (b) which relate to, or could affect the legality or validity of, this Agreement or the transactions contemplated hereby. Except as set forth in Schedule 4.17 of the Disclosure Schedule, there are no material citations, fines or penalties heretofore asserted against the Company or its Subsidiaries under any federal, state or local law which remain unpaid or which otherwise bind the assets of the Company or its Subsidiaries.

                  SECTION 4.18. Insurance. Schedule 4.18 of the Disclosure Schedule lists each material insurance policy (including policies providing property, casualty, liability, workers compensation, theft, bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured or otherwise the beneficiary of coverage. Each such Policy is in full force and effect.

                  SECTION 4.19. Material Contracts. (a) Schedule 4.19(a) of the Disclosure Schedule lists each of the material contracts and agreements, whether written or oral (each, a

"Material Contract"), of the Company and the Subsidiaries. Except as set forth on Schedule 4.19(a) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and, to the best knowledge of the Company, except to the extent that any consents set forth in Section 4.8 are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

                  (b) No other party to any Material Contract is in breach thereof or default thereunder.

                  (c) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company or any Subsidiary.

                  SECTION 4.20. Licenses and Permits. Except as would not have a Material Adverse Effect, the Company has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its Business as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions contemplated hereunder.

                  SECTION 4.21. Labor Matters. Neither the Company nor any Subsidiary is a party to any currently effective collective bargaining agreement or other labor union contract. There are presently no (a) material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, or the terms and conditions of employment, wages and hours of the Company or any Subsidiary; (b) unfair labor practice or other unlawful employment practice and no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company or any Subsidiary before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Federal, state, local or other governmental authority; (c) strike, picketing, slowdown or work stoppage or organizational attempt actually pending, threatened against or involving the Company or any Subsidiary; or (d) material issues with respect to union representation pending or threatened with respect to the employees of the Company or any Subsidiary.

                  SECTION 4.22. Taxes. Each of the Company and its Subsidiaries has filed all federal, state and foreign income and franchise tax returns that are required to be filed by each of them, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and, except as set forth in the Offering Circular, has paid all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due thereon that are due and payable, other than tax deficiencies which (i) the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) the failure to make any such payments which would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, there is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company or any Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 4.23. Private Offering. (a) Assuming the accuracy of the representations and warranties of the Purchasers set forth herein, the sale of the Series B Preferred Units hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

                  (b) No form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any other Person acting on behalf of the Company in respect of the Series B Preferred Units or in connection with the offer and sale of the Series B Preferred Units.

                  SECTION 4.24. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Company, other than Jefferies (which is entitled to an underwriter's discount and commission in connection with the Offering in the amount of $1,000,000 which is payable in Series B Preferred Units pursuant to this Agreement).

                  SECTION 4.25. Accuracy of Information. The Company has provided the Purchasers with all the information reasonably available to it that each Purchaser has requested for deciding whether to purchase the Series B Preferred Units and all information that the Company believes is reasonably necessary to enable each Purchaser to make such decision. The Company is not aware of any facts pertaining to the Company, any Subsidiary or its Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule, the Financial Statements or the Interim Financial Statements, the Offering Circular or otherwise disclosed to the Purchaser in writing. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  SECTION 4.26. Investment Company. The Company is not and, after giving effect to the issuance and sale of the Series B Preferred Units, the Series A Preferred Units or the New Units, the Company will not be an "investment company" or a company "controlled by" an "investment company" or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  The Purchasers, severally and not jointly, represent and warrant to the Company that:

                  SECTION 5.1. Organization. (a) Each Purchaser is duly organized, validly existing and in good standing under the laws of the respective state of its organization, and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

                  SECTION 5.2. Authority. Each Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by each Purchaser and the purchase of the Series B Preferred Units as provided in Section 2.1 hereof by each Purchaser hereunder have been duly and validly authorized by all necessary action of such Purchaser and no other proceedings on the part of each Purchaser are necessary to authorize this Agreement or the purchase of the Series B Preferred Units by each Purchaser as contemplated hereby. This Agreement has been duly and validly executed and delivered by each Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with its terms.

                  SECTION 5.3. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each Purchaser do not, and the performance of this Agreement by each Purchaser will not, (i) conflict with or violate the charter or by-laws or equivalent organizational documents of each Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to each Purchaser or by which it or its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of each Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each Purchaser is a party or by which each Purchaser or any of its properties is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of each Purchaser.

                  (b) The execution and delivery of this Agreement by each Purchaser do not, and the performance of this Agreement by each Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for consents, approvals authorization, permits, filings or notifications which have been made or obtained.

                  SECTION 5.4. Funds. Each of Birch and DZ Investors has and, immediately prior to the Closing, will have the funds necessary to consummate the purchase of the Series B Preferred Units to be purchased by it as provided in Section 2.1 hereof.

                  SECTION 5.5. Investment Purpose. Each Purchaser is an "Accredited Investor" within the meaning of Rule 501 under the Securities Act. Each Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Series B Preferred Units. The Series B Preferred Units purchased by each Purchaser (other than DZ investors) pursuant to this Agreement are being acquired for investment only and not with a view to any sale or distribution (within the meaning of the Securities Act) of the Series B Preferred Units or any part thereof. DZ Investors is a newly formed entity, each member of which is either an "Accredited Investor" within the meaning of Rule 501 under the Securities Act, or a person that is not a "U.S. Person" as defined in Regulation S under the Securities Act, and DZ Investors is purchasing the Series B Preferred Units as nominee for, and on behalf of, its members. Each Purchaser acknowledges that Series B Preferred Units, the Series B Preferred Stock, the Series B Preferred Warrants have not been registered under the Securities Act. Each Purchaser agrees at all times to sell or otherwise dispose of all or any part of the Series B Preferred Units, the Series B Preferred Stock and the Series B Preferred Warrants so acquired by such Purchaser (and any securities issued in exchange therefor) only pursuant to a registration under the Securities Act, or an exemption therefrom, and in compliance with the Securities Act and applicable state securities laws, or, in the case of DZ Investors, as contemplated by the following sentence. DZ Investors will not distribute to a member the Series B Preferred Units (including any shares of Series B Junior Preferred Stock or the Series B Preferred Warrants) purchased by DZ Investors, as nominee for and on behalf of such member until it receives and delivers to the Company and its counsel a copy (redacted to omit information identifying the member) information from such member on whose behalf DZ Investors purchased the Series B Preferred Units confirming its status as an "Accredited Investor" or a person that is not a "U.S. person." From and after the time when the information described in the preceding sentence has been provided to the Company, the Company agrees that, at the request of DZ Investors from time to time, the Company will take such action as DZ Investors may reasonably request to effect the distribution of the Series B Preferred Units to the members of DZ Investors as contemplated hereby, including, without limitation, exchanging the certificates or instruments representing any component of the Series B Preferred Units for certificates or instruments in such denominations (including fractions) as DZ Investors may specify.

                  SECTION 5.8. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of each Purchaser.


                                   ARTICLE VI.

                                 INDEMNIFICATION

                  SECTION 6.1. Survival of Representations and Warranties. The representations and warranties of the Company in Article III shall survive the Closing until the expiration of 30 days following the later of the (i) receipt by the Purchasers of audited consolidated financial statements of the Company and its Subsidiaries in respect of the year ended December 31, 1999 and (ii) the receipt of any material restatement, amendment or supplement thereto; provided that the representations and warranties of the Company set forth in Section 4.22 in respect of Tax matters shall survive for a period of ending five months after the expiration of the applicable statute of limitations. Neither the period of survival nor the liability of any party with respect to the parties, representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

                  SECTION 6.2. Indemnification by the Company. Each Purchaser, and each of their respective Affiliates, officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, any legal costs and expenses) actually suffered or incurred by them (hereinafter a "Purchaser Loss"), arising out of or resulting from:

                  (a) the breach of any representation or warranty made by the Company contained herein or in any document delivered by the Company hereunder at the Closing; or

                  (b) the breach of any covenant or agreement by the Company contained herein.

Notwithstanding the foregoing, there shall be no Purchaser Loss for any item set forth on Schedule 4.09, or for any normal and customary year end adjustments, that in the aggregate are not material.

                  SECTION 6.3. Indemnification by the Purchasers. The Company, and its Affiliates, officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless, severally and not jointly, by the respective Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by them (hereinafter a "Company Loss" and, together with a Purchaser Loss, a "Loss"), arising out of or resulting from:

                  (a) the breach of any representation or warranty made by such Purchaser contained herein or in any document delivered by such Purchaser hereunder at the Closing; or

                  (b) the breach of any covenant or agreement by such Purchaser contained herein.

                  SECTION 6.4. Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnity provisions of this Article VI, the amount of any Purchaser Loss or Company Loss arising from the breach of such representation, warranty, covenant or agreement shall be the entire amount of any such Loss actually incurred by the respective indemnitee as a result of such breach and not just that portion of such Loss that exceeds the relevant level of materiality.

                  SECTION 6.5. Time Period; Dollar Threshold. (a) The respective indemnification obligations of the Company, on the one hand, and the several indemnification obligations of each Purchaser, on the other hand, under this
Article VI shall continue for the same period of survival specified in Section
6.1 for each such representation and warranty and shall terminate with the expiration of the applicable survival period for each such representation, warranty and covenant. Any claim or demand against the Company or any Purchaser which is pending or asserted at or prior to the expiration of any survival period may continue to be asserted and indemnified against.

                  (b) Neither the Company nor any Purchaser shall be entitled to indemnification under this Article VI unless and until the aggregate amount of the claims against the other party exceeds $100,000, in which case, the party entitled to indemnification may claim indemnification for the entire aggregate amount of such claims.

                  SECTION 6.6. Notice and Defense. Each party shall, within 90 days of learning of any asserted liability or damage claimed to give rise to indemnification hereunder, notify the party obligated to indemnify it hereof in writing; provided, however, that the failure of the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. If the indemnifying party fails to defend such matter diligently, the indemnified party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at it own cost and expense.


                                  ARTICLE VII.

                   COVENANTS OF THE COMPANY AND THE PURCHASERS

                  SECTION 7.1. Legends. The certificates evidencing the Series B Preferred Units, the Series B Preferred Stock, the Series B Preferred Warrants and the shares of Common Stock issuable upon exercise of the Series B Preferred Warrants shall bear the following legends reflecting the restrictions on the transfer of such stock contained in this Agreement:

                  "The stock evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

                  SECTION 7.2. Resale of Stock. None of the Purchasers shall Transfer any shares of capital stock of the Company other than in accordance with the provisions of this Article 7, as applicable; and provided that the Transferee of such shares has agreed to be bound by the terms of this Article 7, as applicable, and has executed and delivered to the Company and the Purchasers a counterpart hereof. Any Transfer or purported Transfer made in violation of this Article 7, as applicable, shall be null and void and of no effect, and the Company shall be entitled to treat the purported transferor of such noncomplying Transfer as the holder of such capital shares. For purposes of this Agreement, "Transfer" means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation or other disposition of any interest, other than by means of an underwritten public offering. The term "Transferee" shall have a correlative meaning. Notwithstanding anything herein to the contrary, the provisions of Section 7.3 shall not apply to Transfers by Birch to any of its Affiliates.

                  SECTION 7.3. Drag-Along Right. (a) If at any time and from time to time after the date of this Agreement, Birch, for so long as Birch shall hold at least 50% of the shares of Common Stock held by Birch as of the Closing Date, wishes to Transfer in a bona fide arm's-length single transaction or series of related transactions at least 75% of its shares of Series B Preferred Stock held at the time of such Transfer (the "Birch Shares") to any Person or Persons who are not Affiliates of Birch (the "Birch Transferee"), Birch shall have the right (a "Drag-Along Right") to require each other Purchaser and its Affiliates to sell to the Birch Transferee, on the same terms and at least the same price as Birch, such number of shares of Series B Preferred Stock beneficially owned by each Purchaser and its Affiliates, at such time as shall equal the same percentage of the shares then beneficially owned by each Purchaser and its Affiliates, as the percentage of shares then beneficially owned by Birch which are proposed to be sold by Birch in such Transfer; provided that each Purchaser and its Affiliates shall receive as consideration for the sale of the shares of Series B Preferred Stock beneficially owned by such parties as of the date of such Transfer the higher of (i) the purchase price per share to be received by Birch in the Transfer or (ii) the aggregate liquidation preference of such shares to plus accrued and unpaid dividends.

                  (b) To exercise a Drag-Along Right, Birch shall give each Purchaser a written notice (a "Drag-Along Notice") containing the name and address of the Birch Transferee and the proposed purchase price, terms of payment, number of shares being sold by Birch and other material terms and conditions of Birch's offer. Each Purchaser shall thereafter be obligated to sell such number of shares of Series B Preferred Stock, subject to such Drag-Along Notice, provided that the sale to the Birch Transferee is consummated within 150 days of delivery of the Drag-Along Notice. If such sale is not consummated within such 150-day period, then the Corporation shall in good faith promptly notify each Purchaser of such fact and each Purchaser shall no longer be obligated to sell its shares pursuant to that specific Drag-Along Right, but shall remain subject to the provisions of this Section 7.3.

                  (c) Notwithstanding anything contained in this Section 7.3, in the event that all or a portion of the purchase price in respect of the Birch Shares consists of stock of the Birch Transferee, and such stock shall not either (i) be listed on a national securities exchange or the Nasdaq National Market at the time of such Transfer or (ii) be received by either Purchaser pursuant to a transaction whereby such stock is registered under the Securities Act, then, at the sole and exclusive option of each Purchaser, such Purchaser may receive, in lieu of such stock, the fair market value of such stock in cash, as determined in good faith by the Board as of the date of the Drag-Along Notice.

                  (d) The rights and obligations provided by this Section 7.3 shall terminate on the earliest to occur of (i) such date as Birch shall hold less than 10% of the then outstanding shares of Common Stock originally issued on the Closing Date and (ii) such date as the Purchasers and their Affiliates shall hold less than 5% of the then outstanding shares of Common Stock.

                  SECTION 7.4. Tag-Along Rights. In the event that Birch intends to Transfer all or a portion of the shares of Series B Preferred Stock then held by it to any Person or Persons, other than to an Affiliate of Birch (a "Birch Transaction"), except in the case where a Drag-Along Right has been exercised by Birch, Birch shall notify each Purchaser, not less than 30 days nor more than 45 days prior to such proposed Transfer, of such Transfer and its terms and conditions (the "Sale Notice"). Such Sale Notice shall set forth: (i) the number of shares of Series B Preferred Stock proposed to be Transferred by Birch, (ii) the name and address of the proposed Birch Transferee, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed Birch Transferee and (iv) that the proposed Birch Transferee has been informed of the Purchasers' tag-along right provided for in this Section 7.4 and has agreed to purchase shares of Series B Preferred Stock in accordance with the terms hereof.

                  Within 15 days of the date of receipt of the Sale Notice, each Purchaser shall notify Birch in writing (a "Tag-Along Notice") whether it elects to participate in such Transfer. If either Purchaser shall so notify Birch in writing of its election to participate in such Transfer, such Purchaser shall have the right to sell to the Proposed Transferee, at the same price and the same terms, such number of shares of Series B Preferred Stock beneficially owned by such Purchaser at such time as shall equal the same percentage of the shares then beneficially owned by such Purchaser as the percentage of shares then beneficially owned by Birch which are proposed to be sold by Birch in such Transfer at the same price and on the same terms as Birch.

                  In the event that the proposed Birch Transferee does not purchase shares from any Purchaser on the same terms and conditions as specified in the Sale Notice, then Birch shall not be permitted to sell any shares of Series B Preferred Stock to the proposed Birch Transferee in the proposed Transfer. If no Tag-Along Notice is received during the 15-day period referred to above, Birch shall have the right, for a 45-day period after the expiration of the 15-day period referred to above, to transfer the shares of Series B Preferred Stock specified in the Sale Notice on terms and conditions no more favorable than those stated in the Tag-Along Notice and without regard to the tag-along rights described in this Section 7.4.

                  The rights and obligations provided by this Section 7.4 shall terminate on the earliest to occur of (i) such date as Birch shall hold less than 10% of the then outstanding shares of Common Stock originally issued on the Closing Date and (ii) such date as the Purchasers and their Affiliates shall hold less than 5% of the then outstanding shares of Common Stock.

                  SECTION 7.5. Reporting and Information. (a) Investor Financial Information. From and after the date hereof, the Company shall deliver to each Purchaser or its successor or permitted transferees and assignees so as long as any of them owns any shares of Series B Preferred Stock:

                  (i) Monthly Financial Statements. As soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Corporation, a consolidated balance sheet and statement of income of the Corporation and its Subsidiaries as of the close of such month and the portion of the Corporation's fiscal year ending on the last day of such month, all in reasonable detail and subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                  (ii) Quarterly Statements. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of the Company, a consolidated balance sheet, statement of results of operations and statement of changes in cash flow of the Company and its Subsidiaries as of the close of such month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with GAAP, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                  (iii) Annual Statements. As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a copy of the consolidated balance sheet and consolidated statements of income, stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

                  (iv) Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the SEC or any successor agency, if applicable, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof publicly filed by the Company or any of its Subsidiaries with any securities exchange or the SEC or any successor agency, and of any press release issued by the Company or any of its Subsidiaries.

                  (b) Confidentiality. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or its Subsidiaries (which information shall have been expressly identified as confidential), each Purchaser covenants for itself and its directors, officers, partners and stockholders that it will use due care to prevent its respective officers, directors, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives; provided, however, that each Purchaser may disclose or deliver any information or other material disclosed to or received by each Purchaser should such disclosure or delivery be required by law or should such information be disclosed by the Company or any of its Affiliates or become publicly available through disclosure by a person other than either Purchaser or their Affiliates. The Company shall give prior notice to the Purchaserss before delivering any confidential information and, notwithstanding the foregoing, each Purchaser shall have the right to elect not to receive any such information prior to its delivery by the Company

                  SECTION 7.6. Fees and Expenses. The Company shall pay all reasonable fees and expenses of each Purchaser (including the reasonable fees and expenses of its counsel and accountants) incurred in connection with the negotiation and consummation of the transactions contemplated hereunder as soon as reasonably possible on or after the Closing Date.


                                  ARTICLE VIII.

                               REGISTRATION RIGHTS

                  SECTION 8.1.  Definitions.  As used in this Article 8:

                  (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

                  (b) the term "Registrable Stock" means (A) all shares of Common Stock issued to the Purchasers upon exercise of the Series B Preferred Warrants purchased hereunder and (B) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A) of this definition;

                  (c) "Qualified Initial Public Offering" shall mean the completion of an underwritten initial public offering of Common Stock pursuant to a registration statement under the Securities Act representing at least 15% of the outstanding shares of Common Stock on a fully diluted basis and resulting in net proceeds to the Company of not less than $20.0 million;

                  (d) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8.2 and 8.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

                  (e) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Stock and all fees and disbursements of counsel for the Purchasers in respect of any registration pursuant to this Article 8.

                  SECTION 8.2. Demand Registration. (a) Demand Registration. If the Company shall receive from either Purchaser a written request that the Company effect any registration with respect to all shares of Registrable Stock owned by it, the Company shall, as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as may be so requested and as would permit or facilitate the sale and distribution of all shares of Registrable Stock; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 8.2:

                  (x) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; and

                  (y) after the Company has effected one such registration pursuant to this Section 8.2 and such registration shall have been declared or ordered effective and the sale of all shares of Registrable Stock shall have closed. Notwithstanding the foregoing, in the event that less than all of the shares of Registrable Stock are sold in any such registration and distribution, each Purchaser shall have the right upon written notice to the Company to request one additional registration (the "Additional Registration") by the Company of all remaining shares of Registrable Stock (the "Unsold Shares"); provided that in the event that the Unsold Shares represent less than 5% of the aggregate number of shares of Common Stock then outstanding on a fully diluted basis, the Company may, in lieu of effecting the Additional Registration, deliver written notice to such Purchaser within 10 days of written notice by such Purchaser pursuant to this
         Section 8.2(a)(y) of its election to file as promptly as practicable thereafter a shelf registration covering such Unsold Shares. The Company shall use its best efforts to keep effective such shelf registration statement until the earlier of (A) the expiration of one year following the initial filing thereof and (B) such time as all of the Unsold Shares have been sold thereunder.

                  Notwithstanding the foregoing, the Company shall not be required to effect any registration pursuant to this Section 8.2 prior to July 27, 2000.

                  The registration rights set forth in this Section 8.2 shall be assignable, in whole or in part, to any transferee of Registrable Stock; provided that such transferee agrees to be bound by all provisions of this
Article 8.

                  (b) Underwriting. If either Purchaser intends to distribute the Registrable Stock covered by its request by means of an underwriting, such Purchaser shall so advise the Company as a part of its request made pursuant to
Section 8(b). If officers and directors of the Company holding other securities of the Company or if holders of securities of the Company who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request inclusion in any such underwritten registration, the Purchaser shall offer to include the shares of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. Each Purchaser requesting such underwriting and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their shares through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) selected for such underwriting by the Company and acceptable to such Purchaser. Notwithstanding any other provision of this Section 8.2, if the representatives advise such Purchaser in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by such officers, directors and the Other Stockholders shall be excluded from such registration to the extent so required by such limitation. No shares so excluded from the underwriting shall be included in such registration. If any Purchaser requesting such underwriting or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Purchasers. The shares so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of shares of Registrable Stock or other shares to be underwritten, the Company may include shares of Common Stock for its own account in such registration if the representatives so agree and if the number of shares of Registrable Stock and other shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  SECTION 8.3. Piggyback Registration. (a) Notice of Registration. If the Company shall determine to register any shares of Common Stock either for its own account or for the account of any other shareholder of the Company other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Stock, the Company shall:

                  (x) promptly give to each Purchaser written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such stock under the applicable blue sky or other state securities laws, if any); and

                  (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Stock specified by the Purchaser requesting such registration within 15 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.3(b) below. Such written request may specify all or a part of the Registrable Stock.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Purchaser as a part of the written notice given pursuant to Section 8.3(a)(x). In such event, the right of each Purchaser to registration pursuant to this Section 8.3 shall be conditioned upon such Purchaser's participation in such underwriting and the inclusion of Registrable Stock in the underwriting to the extent provided herein. Each Purchaser electing to participate in such underwritten offering shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.3, if such representative determines that marketing factors require a limitation on the number of shares to be underwritten, such representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Stock which would otherwise be underwritten pursuant hereto. The Company shall so advise each Purchaser electing to participate in such underwritten offering, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: other than those shares of a Person exercising a demand registration right for an underwritten public offering which caused the Company to file the registration statement to which this section applies, shares beneficially owned, and requested for inclusion in such registration by, such Purchaser, officers and directors of the Company and Other Stockholders shall be excluded from such registration and underwriting on a pro rata basis to the extent required by such limitation. If any Purchaser or any officer or director of the Company or Other Stockholder disapproves of the terms of any such underwriting, such Person may elect to withdraw therefrom by written notice to the Company and the representative. Any Registrable Stock or other shares so excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (c) Number and Transferability. Each Purchaser shall be entitled to have its shares of Registrable Stock included in an unlimited number of registrations pursuant to this Section 8.3. The registration rights granted pursuant to this Section 8.3 shall be assignable, in whole or in part, to any transferee of Registrable Stock; provided that such transferee agrees to be bound by all provisions of this Article 8.

                  SECTION 8.4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 8 shall be borne by the Company, and all Selling Expenses shall be borne by each Purchaser electing to have its shares registered (hereinafter, a "participating Purchaser") and the other participants therein pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any participating Purchaser, the registration statement does not become effective, in which case each of such Purchaser and such participants shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

                  SECTION 8.5. Procedures. In the case of each registration effected by the Company pursuant to this Article 8, the Company shall keep the Purchasers advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall:

                  (i) keep such registration effective for a period of 120 days, or until each participating Purchaser or such other participants in the registration, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period, if any, during which such Purchaser and such other participants, as applicable, refrain from selling any shares included in such registration in accordance with provisions in
         Section 8.9 hereof; and (ii) in the case of any registration of Registrable Stock on Form S-3 which is intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Stock is sold; provided that Rule 418, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further that the applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

                  (ii) furnish such number of prospectuses and other documents incident thereto as each participating Purchaser, such other participants and their respective counsel and advisers, as applicable, from time to time may reasonably request.

                  SECTION 8.6. Indemnification. (a) The Company shall indemnify each participating Purchaser, each of its officers, directors and partners, and each person controlling such Purchaser with respect to each registration which has been effected pursuant to this Article 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each participating Purchaser, each of its officers, directors and partners, and each person controlling such Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Purchaser or underwriter and stated to be specifically for use therein.

                  (b) Each participating Purchaser shall, if shares of Registrable Stock held by it are included in the shares as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the shares covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Purchaser, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Purchaser therein not misleading, and shall reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Purchaser and stated to be specifically for use therein; provided, however, that the obligations of each participating Purchaser hereunder shall be limited to an amount equal to the proceeds to such Purchaser of Registrable Stock sold by it as contemplated herein.

                  (c) Each party entitled to indemnification under this Section
8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) If the indemnification provided for in this Section 8.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties| relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

                  (f) The foregoing indemnity agreement of the Company and Holders shall be subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424 (b) under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action was required by the Securities Act.

                  SECTION 8.7. Information by the Purchasers. Each participating Purchaser shall furnish to the Company such information regarding such Purchaser and the distribution proposed by such Purchaser as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 8.

                  SECTION 8.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (iii) so long as either Purchaser owns any Registrable Stock, furnish to such Purchaser upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its capital stock to the public), and of the Securities Act generally and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as either Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing such Purchaser to sell any such capital stock without registration.

                  SECTION 8.9. "Market Stand-off" Agreement. Each Purchaser agrees, for so long as it and its Affiliates benefically own more than 5% of the Common Stock on a fully diluted basis, if requested by the Company and an underwriter of Common Stock (or other securities convertible into or exchangeable for Common Stock), not to sell or otherwise transfer or dispose of any Registrable Stock (or such other equity securities of the Company) held by each Purchaser during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

                  (i) such agreement only applies to a Qualified Initial Public Offering; and

                  (ii) all officers and directors and holders of 5% or more of the outstanding shares of capital stock of the Company enter into similar agreements.

If requested by the underwriters, each Purchaser shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or stock) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section
8.9 shall be binding upon any transferee who acquires Registrable Stock, whether or not such transferee is entitled to the registration rights provided hereunder.

                  SECTION 8.10. Termination. The registration set forth in this Section shall not be available to any Holder if, in the written opinion of counsel to the Company, all of the Registrable Stock then owned by such Purchaser could be sold in any 90-day period pursuant to Rule 144 under the Securities Act.

                  SECTION 8.11. Suspension of Sales. Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the effectiveness of, or suspend the rights of the Purchasers to make sales pursuant to any registration statement otherwise to be prepared, filed and kept effective by it under this Article 8; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 120 days after the date of the determination of the Board referred to in the next sentence. Such postponement or suspension may only be effected if the Board determines in good faith that the effectiveness of, or sales pursuant to, such registration statement would materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so postpone the effectiveness of, or suspend the rights of the Purchasers to make sales pursuant to, a registration statement, it shall, as promptly as possible, notify the Purchasers of such determination and each Purchaser shall (y) have the right, in the case of a postponement of the effectiveness of a registration statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 8.2(a)(y) hereof equal to the number of days of the suspension.


                                   ARTICLE IX.

                              AMENDMENT AND WAIVER

                  SECTION 9.1. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto..

                  SECTION 9.2. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto which run in favor of such waiving party, (b) waive any inaccuracies in the representations and warranties contained herein which run in favor of such waiving party or in any document delivered to it pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which run in favor of such waiving party. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any such rights.


                                   ARTICLE X.

                               GENERAL PROVISIONS

                  SECTION 10.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Birch:

                           Birch Acquisitions L.L.C.
                           c/o Wellspring Associates L.L.C.
                           620 Fifth Avenue
                           New York, NY 10020 - 1579
                           Attention: Douglas Rotatori
                           Fax:  (212) 332-7575
                           Telephone:  (212) 332-7555

                           with a copy to:

                           Paul, Weiss Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Attention:  James H. Schwab
                           Fax:  (212) 757-3990
                           Telephone:  (212) 373-3000

                  (b)      if to Jefferies:

                           Jefferies & Company, Inc.
                           11100 Santa Monica Blvd.
                           10th Floor
                           Los Angeles, CA 90025
                           Attention:  Andrew Whittaker
                           Fax:  (212) 903-2600
                           Telephone:  (212) 903-2526

                  with a copy to:

                           Anderson Kill & Olick, P.C.
                           1251 Avenue of the Americas
                           New York, NY 10020 - 1182
                           Attention:  Ronald S. Brody
                           Fax: 212 - 278-1733
                           Tel: 212 - 278-1700

                  (c)      if to the Company:

                           Discovery Zone, Inc.
                           565 Taxter Road, 5th Floor

                           Suite 570
                           Elmsford, NY 10523
                           Attention: Chief Financial Officer
                           Fax:  (914) 345-4516
                           Telephone:  (914) 345-4506

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Stephen T. Giove, Esq.
                           Fax:  (212) 648-7179
                           Telephone:  (212) 848-4000

                  SECTION 10.2. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that either Purchaser may assign all or any of its rights and obligations hereunder to an Affiliate of such Purchaser on substantially similar terms without the consent of the Company.

                  SECTION 10.3. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 10.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

                  SECTION 10.5. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this June 25, 1998 Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement, in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York State court or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 10.6. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.7. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.8. Termination. This Agreement shall terminate if the Closing shall not have occurred on or prior to August 1, 1998, with no further obligations hereunder to either party hereto.

                  IN WITNESS WHEREOF, each Purchaser and the Company have each caused this Agreement to be executed by its duly authorized officer as of the date first written above.


                                         DISCOVERY ZONE, INC.


                                         By: /s/ Scott W. Bernstein
                                            ------------------------------------
                                              Name:  Scott W. Bernstein
                                              Title: President & CEO


                                         BIRCH ACQUISITION L.L.C.


                                         By: /s/ Martin S. Davis
                                            ------------------------------------
                                              Name:  Martin S. Davis
                                              Title: Member


                                         DZ INVESTORS L.L.C.


                                         By: /s/ Joseph E. Sarachek
                                            ------------------------------------
                                              Name:  Joseph E. Sarachek
                                              Title: Authorized Signatory


                                         JEFFERIES & COMPANY, INC.


                                         By: /s/ Andrew Booth
                                            ------------------------------------
                                              Name:  Andrew Booth
                                              Title: Senior Vice President

                                                                       EXHIBIT A


                 FORM OF CERTIFICATE OF DESIGNATIONS OF SERIES B
                        JUNIOR CUMULATIVE PREFERRED STOCK
                                       OF
                              DISCOVERY ZONE, INC.

                                                                       EXHIBIT B




                           FORM OF SERIES B PREFERRED
                                WARRANT AGREEMENT